UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

June 24, 2011

Date of Report (Date of earliest event reported)

Rentrak Corporation

(Exact name of Registrant as specified in its charter)

Oregon	000-15159	93-0780536
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7700 NE Ambassador Place

Portland, Oregon 97220

(Address of Principal Executive Offices and Zip Code)

503-284-7581

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 24, 2011, Paul Rosenbaum advised Rentrak Corporation (“Rentrak”) that he plans to retire and will not stand for re-election to Rentrak’s board of directors (the “Board”) when his current term expires at Rentrak’s 2011 Annual Meeting of Shareholders. Mr. Rosenbaum will continue to serve as a director until the Annual Meeting. Mr. Rosenbaum has served on the Board since September 2000 and currently serves as the non-executive Chairman of the Board. He also served as Rentrak’s Chief Executive Officer from September 2000 until June 2009. The Board has named Brent Rosenthal, the current Vice Chairman of the Board, to succeed Mr. Rosenbaum as Chairman of the Board, effective upon his re-election at the Annual Meeting. The Board has named Bill Livek, Rentrak’s current Chief Executive Officer and member of the Board, to the additional position of Vice Chairman of the Board, effective upon his re-election at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2011

RENTRAK CORPORATION

By:	/s/ David I. Chemerow
	Name:	David I. Chemerow
	Title:	Chief Operating Officer, Chief Financial Officer and Secretary